UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Independence Bancshares, Inc.
(Name of Registrant as Specified in Its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INDEPENDENCE BANCSHARES, INC.
500 East Washington Street
Greenville, South Carolina 29601

Notice of Annual Meeting of Shareholders

Dear Fellow Shareholder:

We cordially invite you to attend the 2016 Annual Meeting of Shareholders of Independence Bancshares, Inc. (the “Company”), the holding company for Independence National Bank (the “Bank”). At the meeting, we will report on our performance and answer your questions. We hope that you can attend the meeting and reception and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on November 16, 2016, at the office of our corporate counsel, Nelson Mullins Riley & Scarborough LLP, 104 South Main Street, Suite 900, Greenville, South Carolina at 9:00 a.m. for the following purposes:

1.	To elect six nominees to serve on our board of directors;

2.	To approve the compensation of our named executive officers (this is a non-binding advisory vote) (“say-on-pay”);

3.	To ratify the appointment of Elliott Davis Decosimo, LLC as our independent registered public accounting firm for the year ended December 31, 2016; and

4.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders of record of our common stock or our convertible preferred stock, Series A at the close of business on September 27, 2016 are entitled to be present and to vote at the annual meeting. A complete list of these shareholders will be available at the Company’s offices prior to the meeting. If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at the meeting.

Please use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the board of directors,

Robert B. Willumstad Chairman of the Board

Greenville, South Carolina
October 12, 2016

INDEPENDENCE BANCSHARES, INC.
500 East Washington Street
Greenville, South Carolina 29601

Proxy Statement for Annual Meeting of
Shareholders to be Held on November 16, 2016

Our board of directors is soliciting proxies for the 2016 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies. We are distributing this proxy statement on or about October 12, 2016.

Voting Information

The board of directors set September 27, 2016 as the record date for the meeting. Shareholders of record of our common stock or our convertible preferred stock, Series A (“Series A preferred stock”) at the close of business on that date are entitled to be present and to vote at the annual meeting.

As of the record date, we had 20,502,760 shares of common stock outstanding, which were held by approximately 580 shareholders of record, and 8,425 shares of Series A preferred stock outstanding, which were held by 11 shareholders of record. Each share of common stock entitles the holder to one vote on all matters voted on at the meeting, resulting in an aggregate of 20,502,760 votes of common stock eligible to be cast on all matters voted on at the meeting. Each share of Series A preferred stock entitles the holder to 1,250 votes on all matters voted on at the meeting, which is the number of whole shares of common stock into which each share of Series A preferred stock is convertible, resulting in an aggregate of 10,531,250 votes of Series A preferred stock eligible to be cast on all matters voted on at the meeting. The Series A preferred stock votes together with the common stock as a single class on any matter that is presented to the shareholders of the Company for their action or consideration at any meeting of shareholders (or by written consent of shareholders in lieu of a meeting), except for any matters that significantly and adversely affect the rights, preferences, privileges or voting powers of the Series A preferred stock. All of the eligible shares of common stock and Series A preferred stock will vote as a single class on all matters presented at the annual meeting, and we refer to the common stock and Series A preferred stock collectively in this proxy statement as the “Voting Shares.”

If your shares are held in your name, you may vote by selecting one of the following options:

Vote by Proxy: If you choose to vote by proxy, simply mark your common stock or Series A preferred stock proxy card, as applicable, date, and sign it, and return it in the postage-paid envelope provided. If you receive more than one proxy card, it means that you have multiple accounts at the transfer agent. Please sign and return all proxy cards to be certain that all your shares are voted.

Vote by Internet. To vote by Internet, please go to www.investorvote.com/IEBS and follow the steps outlined on the website.

Vote by Phone. You may also vote by telephone by calling, toll-free, 1-800-652-VOTE (8683) within the United States, U.S. territories, and Canada on a touch-tone phone.

Vote in Person: You may choose to vote in person at the meeting. We will distribute written ballots to any shareholder of record who wishes to vote at the meeting.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker, bank or other nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker, bank or other nominee has enclosed or provided a voting instruction card for you to use to direct your broker, bank or other nominee how to vote these shares.

Your brokerage firm may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers’ shares on certain “routine” matters. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to the ratification of the appointment of our independent registered public accounting firm, but not with respect to any of the other proposals to be voted on at the annual meeting. If you hold your shares in street name, it is critical that you cast your vote so your shares may be voted on all other proposals.

When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. If a brokerage firm indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as “broker non-votes.”

The presence in person or by proxy of the holders of a majority of the Voting Shares entitled to vote at the meeting will constitute a quorum. We will count abstentions and broker non-votes in determining whether a quorum exists. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented at the meeting. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with our bylaws. If the meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, and place are announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed because the meeting is adjourned to a date more than 120 days after the date of the meeting, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. Directors, officers, and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone, or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

If a quorum is present at the meeting:

●

The directors will be elected by a plurality of the votes cast at the meeting, which means that the nominees receiving the highest number of votes will be elected as directors up to the maximum number of directors to be elected at the meeting.

●	The say-on-pay proposal will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast against the matter.

●

The appointment of our independent registered public accounting firm will be ratified if the number of votes cast at the meeting in favor of the matter exceeds the number of votes cast against the matter.

As of the record date, our directors and executive officers owned or are deemed to control approximately 30.14% of our outstanding Voting Shares, and they have indicated that they intend to vote their shares “FOR” the election to the board of directors of all nominees listed below under “Election of Directors”, “FOR” the approval of the say-on-pay proposal, and “FOR” the ratification of Elliott Davis Decosimo, LLC as our independent registered public accounting firm for 2016.

When you sign the proxy card, you appoint Robert B. Willumstad and H. Neel Hipp, Jr. as your representatives at the meeting. Mr. Willumstad and Mr. Hipp will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Willumstad and Mr. Hipp will vote your proxy “FOR” the election to the board of directors of all nominees listed below under “Election of Directors”, “FOR” the approval of the say-on-pay proposal, and “FOR” the ratification of Elliott Davis Decosimo, LLC as our independent registered public accounting firm for 2016. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Willumstad and Mr. Hipp will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

Abstentions or a shareholder of record’s failure to vote at the meeting or otherwise to execute and return a proxy card will have no effect on the outcome of the proposals. Broker non-votes will also have no effect on the outcome of the proposals.

Important Notice of Internet Availability. The proxy statement and 2015 Annual Report on Form 10-K are available to the public for viewing on the internet at http://www.edocumentview.com/IEBS.

In addition, the above items and other Securities and Exchange Commission (“SEC”) filings are also available to the public on the SEC’s website on the internet at www.sec.gov. Upon written or oral request by any shareholder, we will deliver a copy of our Annual Report on Form 10-K. In addition, upon written or oral request, we will promptly deliver a copy of this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Alternatively, if you are sharing an address with other shareholders and are receiving multiple copies of our Annual Report on Form 10-K or this proxy statement, you may request a single copy be sent to your shared address, if you prefer. Please contact us at Independence Bancshares, Inc., Attention: Martha L. Long, 500 East Washington Street, Greenville, South Carolina 29601, or (864) 672-1776 for any such request.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Our board of directors will submit to the shareholders for their vote at the meeting a slate of directors comprised of the following six nominees, all currently directors of the Company. The nominees are:

Russell Echlov	Lawrence R. Miller
H. Neel Hipp, Jr.	Keith Stock
Adam G. Hurwich	Robert B. Willumstad

Shareholders will elect our nominees as directors at the meeting to serve a one-year term, expiring at the 2017 annual meeting of shareholders. The directors will be elected by a plurality of the votes cast by holders of the Voting Shares present or represented by proxy at the meeting. This means that the nominees receiving the highest number of votes will be elected as directors up to the maximum number of directors to be elected at the meeting.

The board of directors recommends that you vote “FOR” each of the nominees listed above as directors.

If you submit a proxy but do not specify how you would like it to be voted, Mr. Willumstad and Mr. Hipp will vote your proxy to elect the nominees. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Willumstad and Mr. Hipp will vote instead for a replacement to be recommended by the board of directors, assuming that a replacement is recommended by the board of directors and that the board of directors does not elect to have less than six directors, unless you specifically instruct otherwise in the proxy.

DIRECTOR NOMINEES

Set forth below is certain information about the nominees including their age and the year in which they first became a director of the Company, their business experience for at least the past five years, the names of other publicly-held companies where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes, or skills that led to the board’s conclusion that such person should serve as a director for the Company.

Russell Echlov, 41, has served as a director of the Company since May 2015. He was appointed to the board as a representative of RMB Capital Management, LLC, the investment adviser to certain private funds whose strategy focuses on the banking and financial services sectors (“Mendon Capital Strategy”) and which invested in the Company’s 2015 private offering of Series A preferred stock. Mr. Echlov has served as an assistant portfolio manager with RMB Capital Management, LLC focused on Mendon Capital Strategy since April 2014. Prior to that time, he was employed as an investment advisor for Spring Hill Capital, LLC from 2010 until January 2014. He is an experienced institutional investor with knowledge of banking and financial services and is a graduate of Dartmouth College. Mr. Echlov’s extensive experience as an institutional investor in banks and other financial institutions led the board to conclude that he should serve as a director of the Company.

H. Neel Hipp, Jr., 65, has served as a director of the Company since 2004 and as a director of the Bank since its organization in 2005. He currently serves as chairman of the board of directors of the Bank. Mr. Hipp is the former vice president of Liberty Corporation and former chairman of Liberty Life Insurance Company with over 29 years of experience with the Liberty companies. He is the current owner of Hipp Investments, LLC, which he founded in 1998. Mr. Hipp was a founder and a director of Greenville Financial Corporation and Greenville National Bank. He received his B.A. in economics from Furman University, his M.B.A. from the University of North Carolina, Chapel Hill, and he also attended the Harvard Business School Program for Management Development. Mr. Hipp is actively involved in the community. He currently serves as a trustee of Wofford College, on the board of the Aircraft Owners and Pilots Association of Frederick, Maryland. Mr. Hipp was appointed chairman of the South Carolina Aeronautics Commission in 2006 by Governor Sanford. He has served as a member of the South Carolina Chamber of Commerce, the Greenville Downtown Airport

Commission (chair), the Greenville County United Way, the board of the South Carolina Historical Society and the Furman University board of trustees. Mr. Hipp’s extensive business experience in a regulated industry, his past experience in the banking industry, including service as a bank director, as well as his ties to the Greenville community led the board to conclude that he should serve as a director.

Adam G. Hurwich, 55, has served as a director of the Company since May 2015. He was appointed to the board as a representative of Ulysses Management LLC, the investment manager for Ulysses Partners, L.P. and Ulysses Offshore Fund, Ltd., which together invested in the Company’s 2015 private offering of Series A preferred stock. Mr. Hurwich has served as a portfolio manager at Ulysses Management LLC since January 2010. He has also served as a director of First Security Group, Inc. and FSGBank, National Association, from June 2013 to October 2015, when First Security Group merged with and into Atlantic Capital Bancshares, Inc. Mr. Hurwich has served as a director of Atlantic Capital Bancshares, Inc. and Atlantic Capital Bank since November 2015. Mr. Hurwich has worked over a period spanning almost a decade in various advisory committees to the Financial Accounting Standards Board – the last of which, the Financial Accounting Standards Advisory Council, he completed in December 2015. He is an experienced institutional investor with knowledge of banking and financial services. Mr. Hurwich received his A.B. from Harvard College in 1987 and his M.B.A. from Yale University in 1989. Mr. Hurwich’s extensive experience as an institutional investor, as well as a director of another financial institution, led the board to conclude that he should serve as a director of the Company.

Lawrence R. Miller, 69, the Company’s interim chief executive officer and the Bank’s president and chief executive officer, has served as a director of the Company from October 2004 to May 2013 and since October 2015. He has also served as a director of the Bank since its organization in 2005. Mr. Miller served as the Company’s and the Bank’s chief executive officer from organization until December 31, 2012, when he stepped down as the Company’s chief executive officer but continued to serve as the Bank’s chief executive officer. In October 2015, the Company’s board of directors appointed him as the Company’s interim chief executive officer. Mr. Miller has over 45 years of banking experience, having held various positions in the banking industry since November 1971. From 1995 until March 2004, he served as market chief executive officer for SouthTrust Bank, where he successfully opened seven offices in 10 years. He has lived in Upstate South Carolina for over 45 years and has been actively involved in the community and its future planning. He has served as a trustee for the College of Charleston for thirteen years for which he chaired both the Audit and Finance Committees; and is past board chairman of Christ School, Arden, North Carolina for which he served as a trustee for ten years. Mr. Miller is a member of the South Carolina Bankers Association Council and a former board member of the South Carolina Bankers Association. He has served on both the economic development board of the Greenville Chamber of Commerce and the board of directors of the Greer Chamber of Commerce. Mr. Miller graduated from Newberry College, from the School of Banking of the South at Louisiana State University, and from the National Commercial Lending Graduate School at the University of Oklahoma. Mr. Miller’s extensive knowledge of the Bank and the Company as well as his ties to the Greenville community led the board to conclude that he should serve as a director of the Company.

Keith Stock, 64, has served as a director of the Company since May 2013. Since 2011, he has served as the chairman and chief executive officer of First Financial Investors, Inc. and senior executive advisor with The Brookside Group family-owned investment offices. Since 2014, Mr. Stock has served as chairman, and was previously a member of the executive office, of Clarien Bank Limited. He also served as chairman and chief executive officer of Clarien Group Limited, the bank holding company. Since 2014, he has been a director of Sun Bancorp, Inc. and Sun National Bank. Mr. Stock is a registered securities professional with Sword Securities, LLC. Since 2016, Mr. Stock has served as president, chief executive officer, treasurer and director of National Property REIT Corp. as well as executive officer of certain of its subsidiaries. From 2009 until 2011, Mr. Stock served as chief strategy officer and member of the Office of the CEO at TIAA-CREF. From 2004 until May 2008, he served as president of MasterCard Advisors, LLC and as a member of the MasterCard Worldwide Operating Committee and Management Council. Prior to that, Mr. Stock served as chairman and chief executive officer of St. Louis Bank, FSB, chairman and president of Treasury Bank Ltd., and as a director of Severn Bancorp, Inc. He has held global management roles with AT Kearney, Capgemini, Ernst & Young and McKinsey & Company after beginning his career with BNY Mellon. He is a director of the Foreign Policy Association, a member of the Economic Club of New York, a member of the Governing Council of the Bermuda Stock Exchange and the Advisory Board of the Institute for Ethical Leadership at Rutgers University Business School. He is a graduate of Princeton University and received his MBA from The University of Pennsylvania Wharton School. Mr. Stock’s prior service as an executive officer and director of other banks, as well as his extensive payments services experience with MasterCard, led the board to conclude that he should serve as a director as the Company implements the expansion of its business model.

Robert B. Willumstad, 71, has served as chairman of the Board of the Company since May 2013. He has over 35 years of experience in the banking and financial services industry, and he presently serves as a partner with Brysam Global Partners, a specialty private equity firm that focuses in financial services, which he co-founded in 2005. Mr. Willumstad also previously served as the chairman, and briefly as chief executive officer, of American International Group until 2008. Prior to that, he held positions as president and chief operating officer, as well as a director, at Citigroup. Mr. Willumstad also served for over 20 years with Chemical Bank in various capacities of operations, retail banking and computer systems. Mr. Willumstad’s extensive banking and financial services experience led the board to conclude that he should serve as a director and as chairman of the board of directors.

The board of directors unanimously recommends a vote “FOR” each of these nominees.

EXECUTIVE OFFICERS

Other than Mr. Miller, for which disclosure was provided above, additional information is set forth below regarding other officers of our Company and our Bank:

Martha L. Long, 57, serves as the Company’s and the Bank’s chief financial officer. Ms. Long began assisting the Bank with financial accounting matters as an independent contractor beginning in June 2011, and in August 2012, she was appointed as chief financial officer of the Bank. She was appointed as chief financial officer of the Company in December 2013. Ms. Long has over 32 years of experience in various senior financial officer roles. Prior to her work with the Bank, Ms. Long served in various accounting capacities, including most recently working for her own CPA firm from 2009 through 2012. Prior to that, she served as Senior Vice President for AIMCO, a publicly held real estate investment trust from 1998 to 2009 in various financial capacities. She has also served as Senior Vice President and Controller for two SEC-registered companies, The First Savings Bank and Insignia Financial Group, Inc., an owner and operator of multi-family housing facilities. Ms. Long is a graduate of Bob Jones University with a degree in Accounting and is a certified public accountant in South Carolina.

E. Fred Moore, 57, has served as the executive vice president and chief credit officer of the Company and the Bank since 2006. He previously served as a senior vice president of risk management for First National Bank of the South in Spartanburg, South Carolina. He has over 32 years of experience in administrative banking and finance, including credit administration and internal audit. Mr. Moore was previously employed with American Federal as a senior credit analyst until November 2000, when he resigned to join First National Bank of the South. He graduated from University of South Carolina in 1982 where he received his B.A. in business economics.

OTHER INFORMATION RELATING TO DIRECTORS AND EXECUTIVE OFFICERS

Family Relationships

There are no family relationships among our directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers, directors, and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the SEC. Based solely on the Company’s review of these forms and written representations from the officers and directors, the Company believes that all Section 16(a) filing requirements were met during fiscal 2015, with the following exceptions:

●	Gordon A. Baird – filed one late Form 4 (to report the vesting of certain derivative securities upon the satisfaction of the applicable performance conditions); and

●

Robert B. Willumstad – amended his original Form 3 (to include derivative securities erroneously omitted from his original Form 3 filed in 2013) and filed one late Form 4 (to report the vesting of certain derivative securities upon the satisfaction of the applicable performance conditions).

Transactions with Related Persons

In September 2014, the Company received a loan for $600,000 from a director of the Bank to assist in covering outstanding commitments. The loan was secured by two pieces of real estate owned by the Company with a combined book value of $1.1 million. The terms of this note required monthly interest payments over the next 12 months at a rate of 7% for the first six months and then at a rate of 8% until maturity. The balance of the note, along with any unpaid accrued interest, was due at maturity in September 2015. On March 18, 2015, one of the parcels of real estate was sold and a payment was made on the loan so that the outstanding balance of the loan was $149,774. The outstanding balance was paid in its entirety on September 3, 2015.

In July 2011, Gordon A. Baird, the Company’s former chief executive officer, formed MPIB Holdings, LLC (“MPIB”), a Delaware limited liability company, for the purpose of developing the business and regulatory plans for a digital transaction services business. Alvin G. Hageman, a former director of the Company, also invested in MPIB in December 2011. On December 31, 2012, Mr. Baird was appointed Chief Executive Officer and director of the Company, and Mr. Hageman became a director of the Company in April 23, 2013. As previously disclosed, on May 14, 2015, the Company entered into a license agreement with MPIB, pursuant to which the Company received a non-exclusive, non-transferable, non-sublicensable, worldwide license to use certain intellectual property of MPIB related to mobile payments and digital transactions. On September 25, 2015, the Company suspended development of its digital banking, payments and transaction services business, and in conjunction with the suspension, the Company terminated the employment of the employees who were primarily engaged in developing the digital banking, payments and transaction services business, including Mr. Baird. Neither Mr. Baird nor Mr. Hageman was nominated for re-election to the Company’s board of directors at the 2015 annual shareholder’s meeting. On January 4, 2016, the Company and MPIB amended and restated the license agreement (the “Amended and Restated License Agreement”) pursuant to which MPIB agreed to make the license perpetual, subject to termination rights of the parties set forth in the Amended and Restated License Agreement, in exchange for the Company’s payment of an additional license fee of $275,000. In addition, as previously disclosed, on April 27, 2015, the Company submitted a proposed asset purchase agreement between the Company and MPIB to the Federal Reserve Bank of Richmond. The Company subsequently withdrew this application to the agency and no longer intends to enter into the asset purchase agreement or consummate the transaction contemplated therein.

In addition, the Bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including our independent directors) and executive officers of the Company and the Bank, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. These loans are made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Such loans do not involve more than the normal risks of repayment nor present other unfavorable features.

Loans to individual directors and officers must also comply with our Bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application.

The board of directors has adopted and has adhered to a policy that all transactions between the Company or the Bank and our shareholders, affiliates, officers, and directors are subject to the approval of a majority of the independent and disinterested outside directors and are conducted on terms no less favorable than could be obtained from unaffiliated third parties on an arm’s length basis. In addition, the Company is required to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by the audit committee (or another independent body of the board of directors). Any transaction or relationship that is approved as required under this paragraph complies with the Company’s Code of Business Conduct and Ethics, and such approval is not be regarded as a waiver of the code. Any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest should be discussed with the chairman of the audit committee if not previously approved as described above.

In addition, the Company annually requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. The Company annually reviews all relationships and amounts disclosed in the directors’ and officers’ questionnaires, and makes a formal determination regarding each director’s independence as determined under the rules of The NASDAQ Stock Market, the exchange that we selected in order to determine whether our directors and committee members meet the independence criteria of a national securities exchange, as required by Item 407(a) of Regulation S-K.

In addition, the Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise in the ratification of the Company’s independent registered public accounting firm, which is not shared by all other shareholders.

PROPOSAL NO. 2:
NON-BINDING ADVISORY VOTE ON COMPENSATION OF
NAMED EXECUTIVE OFFICERS
(“SAY-ON-PAY”)

Pursuant to SEC rules, the Company provides its shareholders with an opportunity to vote to approve, on an advisory, nonbinding basis, the compensation of the Company’s named executive officers (“say-on-pay”). The Company last provided its shareholders with an advisory, nonbinding vote to approve the compensation of the Company’s named executive officers at the 2013 annual shareholders’ meeting, at which time the shareholders approved such executive compensation and also voted for the Company to conduct a say-on-pay proposal every three years. As a result, this non-binding advisory vote is included herein in accordance with the three-year cycle approved by the Company’s shareholders.

The say-on-pay proposal gives our shareholders the opportunity to endorse or not endorse the compensation we pay to our named executive officers by voting to approve or not approve, on a non-binding advisory basis, such compensation as described in this proxy statement. This vote is advisory, which means that it is not binding on the Company, the board or the compensation/nominating committee. Although the say-on-pay vote is advisory and is not binding on our board, the compensation/nominating committee will take into consideration the outcome of the vote when making future executive compensation decisions. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers.

The purpose of the Company’s compensation policies and procedures is to attract and retain experienced and highly qualified executives critical to our long-term success and enhancement of shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The board believes our compensation policies and procedures achieve this objective. We encourage you to closely review the “Executive Compensation and Other Information” included herein, as well as the tabular summary compensation disclosure which follows it, for more information on our named executive officers’ compensation.

Our board recommends that our shareholders vote in favor of the following resolution:

“Resolved, that the compensation of our company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the “Executive Compensation and Other Information”, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”

The board unanimously recommends a vote “FOR” the approval of this resolution related to the compensation of our named executive officers.

PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 16, 2016, the audit committee of the board of directors engaged Elliott Davis Decosimo, LLC as our independent registered public accounting firm for the year ending December 31, 2016. Although we are not required to seek shareholder ratification in the selection of our accountants, we believe obtaining shareholder ratification is desirable. If the shareholders do not ratify the appointment of Elliott Davis Decosimo, LLC, the audit committee will re-evaluate the engagement of our independent auditors. Even if the shareholders do ratify the appointment, our audit committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interest of us and our shareholders. We expect that a representative of Elliott Davis Decosimo, LLC will attend the meeting and will be available to respond to appropriate questions from shareholders.

The board unanimously recommends a vote “FOR” the ratification of the appointment of Elliott Davis Decosimo, LLC as our independent registered public accounting firm for the year ending December 31, 2016.

If a quorum exists, the proposal will be approved if the number of votes cast at the meeting in favor of the matter exceeds the number of votes cast against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

CORPORATE GOVERNANCE

Meeting Attendance by the Board of Directors

During 2015, the board of directors of the Company held seven meetings. Each of the current directors attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served for the periods during which they served, with the exception of Mr. Stock, who attended approximately 71% of such meetings.

There is no formal policy regarding attendance at annual shareholder meetings; however, such attendance has always been strongly encouraged. All of the directors attended the 2015 Annual Shareholders Meeting.

Director Independence, Board Leadership Structure and Role in Risk Oversight

We are focused on the Company’s corporate governance practices and value independent board oversight as an important component of corporate performance to enhance shareholder value, and we apply the independence criteria set forth in the corporate governance listing standards of The NASDAQ Stock Market, the exchange that we selected in order to determine whether our directors and committee members meet the independence criteria of a national securities exchange, as required by Item 407(a) of Regulation S-K.. Based on NASDAQ Rule 5605(a)(2), the board of directors has determined that Mr. Echlov, Mr. Hipp, Mr. Hurwich, Mr. Stock, and Mr. Willumstad are “independent” directors.

We believe it is the chief executive officer’s responsibility to manage the day to day operations of the Company and the chairman’s responsibility to lead the board. In making the decision for these roles to be separate, we believe it is beneficial to have a chairman whose sole job is leading the board and providing oversight to management. Additionally, the board considered the time required of Mr. Miller to devote as interim chief executive officer of the Company and chief executive officer of the Bank. By separating the chairman and chief executive officer roles, Mr. Miller is able to focus his attention on leading and managing the Company and the Bank. This also ensures there is no duplication of effort between the chief executive officer and the chairman. The board believes that separating the chairman and chief executive officer positions is the right corporate governance structure for the Company because it most effectively utilizes Mr. Willumstad’s and Mr. Miller’s experience and knowledge regarding the Company and the financial services industry, including by allowing them to lead and participate in, respectively, board discussions regarding the Company’s business and strategy. We also believe this structure provides strong leadership for the board, while also positioning the chief executive officer as the leader of the Company in the eyes of our board, employees, customers, and other stakeholders.

Our board is active in the oversight of risk. Our risk oversight function is administered through our various board committees as discussed below. Our executive management team, which supervises the day-to-day risk management responsibilities, reports directly to both the board as a whole and to board committees.

Our audit committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full board of directors. The audit committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding the Company’s assessment of risks and the adequacy and effectiveness of internal control systems, as well as reviewing credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk). Strategic and reputation risk are also regularly considered by the audit committee. The audit committee also receives reports from management addressing the most serious risks impacting the day-to-day operations of the Company. Our independent registered public accounting firm directly reports to the audit committee and meets with the audit committee on a quarterly basis in executive sessions to discuss any potential risk or control issues involving management. The audit committee reports regularly to the full board of directors, which also considers the Company’s entire risk profile. The full board of directors focuses on the most significant risks facing the Company and the Company’s general risk management strategy, and also ensures that risks undertaken by the Company are consistent with the board of directors’ approval for risk. While the board of directors oversees the Company’s risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.

We believe that board leadership structures should be adjusted to the needs of the Company based on its circumstances. We examine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to address the Company’s needs.

Committees of the Board of Directors

The Company’s board of directors has appointed a number of committees, including an audit committee and a compensation/nominating committee.

Audit Committee. The audit committee is currently composed of Mr. Hipp and Mr. Stock. Each of these members is considered “independent” under NASDAQ Rule 5605(c)(2). The board of directors has determined that Mr. Stock is an “audit committee financial expert” as defined in Item 407(d)(5) of the SEC’s Regulation S-K. The audit committee met four times in 2015.

The audit committee functions are set forth in its charter, a copy of which was included as Appendix B to the Company’s proxy statement for the 2014 annual shareholders’ meeting. Under the terms of the charter, the audit committee has the responsibility of reviewing financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed, among other things. The committee recommends to the board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the board of directors.

The audit committee charter requires that the audit committee be comprised of at least three directors, each of whom must be independent under NASDAQ rules. The board of directors believes that audit committee membership is an important role with a great deal of responsibility. As such, the board of directors is carefully considering acceptable candidates to fill the open seat on the audit committee. As of the date hereof, the board is still searching for an acceptable candidate and, therefore, has not appointed a third director to the audit committee.

Compensation/Nominating Committee. Our current compensation/nominating committee is composed of Mr. Willumstad and Mr. Hipp. The compensation/nominating committee met six times in 2015.

The compensation/nominating committee functions are set forth in its charter, a copy of which was included as Appendix C to the Company’s proxy statement for the 2014 annual shareholders’ meeting. The charter requires that the compensation/nomination committee be comprised of not less than three directors, each of whom must be independent under NASDAQ rules, including the additional independence requirements specific to compensation committee membership, a “non-employee director” within the meaning of Rule 16b-3 issued by the SEC, and an “outside director” within the meaning of Section 162(m) of the Code. Because of few number of independent directors, the committee has functioned with only two members, but the board of directors is carefully considering acceptable candidates to ensure the compensation/nominating committee is in compliance with the charter. The board of directors believes that compensation/nominating membership is an important role with a great deal of responsibility. As such, the board of directors is carefully considering acceptable candidates to fill the open seat on the compensation/nominating committee. As of the date hereof, the board is still searching for an acceptable candidate and, therefore, has not appointed a third director to the compensation/nominating committee.

The compensation/nominating committee has the responsibility of approving the compensation plan for the entire Bank and specific compensation for all executive officers. The compensation/nominating committee reviews all benefit plans and annually reviews the performance of the chief executive officer. The compensation/ nominating committee fixed and approved the 2015 compensation paid to Mr. Baird, the Company’s former chief executive officer, and to Mr. Miller, our interim chief executive and the president and chief executive officer of the Bank. In addition, with input from our chief executive officer, the compensation/nominating committee fixed and approved the compensation paid to the other executive officers during 2015. The Company’s compensation programs have been established with the primary objectives of providing pay levels and incentive opportunities that are competitive and reflect the performance of the Company. The primary components of 2015 compensation for the executive officers included base salary, equity awards, and health and disability insurance coverage. The base salary parameters were established through comparisons with organizations of similar size and complexity to the Company. Base salary parameters also considered current economic conditions. Compensation levels were set with the objective of establishing executive officer base salaries that, when considered as a part of total compensation, were adequate and competitive with our peer group, based on asset size. The compensation committee must also meet at least semi-annually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the Company from such plans.

In addition to matters related to compensation, the compensation/nominating committee is also responsible for recommending nominees for election to the board. The compensation/nominating committee considers whether to recommend to the board the nomination of those directors for re-election for another term of service as well as whether to recommend to the board the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

Any shareholder may recommend the nomination of any person to serve on the board. Our bylaws require a shareholder to submit the name of the person to our secretary in writing no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

In evaluating such recommendations, the compensation/nominating committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our board, including, among other things, business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective board. Under these criteria, members of the board should have high professional and personal ethics and values, consistent with our longstanding values and standards. They should also have broad experience at the policy-making level in business, government, education, technology, or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interest of our shareholders.

The compensation/nominating committee uses a variety of methods for identifying and evaluating nominees for director. They regularly assess the appropriate size of the board, the diversity of the board, and whether any vacancies are expected due to retirement or otherwise. The compensation/nominating committee has adopted a corporate governance policy that, among other things, addresses the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, compensation/ nominating committee members consider and discuss diversity, among other factors, with a view toward the needs of the board of directors as a whole. The compensation/nominating committee members generally conceptualize diversity expansively to include, without limitation, concepts such as differences of viewpoint, professional experience, education, skill, race, gender, national origin, and other qualities or attributes that contribute to board heterogeneity, when identifying and recommending director nominees. The compensation/ nominating committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a board of directors that best serves the needs of the Company and the interest of its shareholders. If vacancies are anticipated, or otherwise arise, the compensation/nominating committee considers various potential candidates for director. Candidates may come to their attention through current members of the board, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the board, and may be considered at any point during the year. The compensation/nominating committee considers properly submitted shareholder recommendations for candidates. In evaluating such recommendations, the compensation/nominating committee uses the qualifications and standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the board. The Company does not pay a third party to assist in identifying and evaluating candidates.

Report of the Audit Committee of the Board

The report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not be deemed filed under such acts.

The audit committee reviewed and discussed with management the audited financial statements. The audit committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The audit committee received from the independent auditors the written disclosures and letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent auditors, the independent auditors’ independence from the Company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

The report of the audit committee is included herein at the direction of its current members, Mr. Hipp and Mr. Stock.

Shareholder Communications with the Board

Our board of directors has implemented a process for shareholders of the Company to send communications to the board. Any shareholder desiring to communicate with the board, or with specific individual directors, may do so by writing to the secretary of the Company, at Independence Bancshares, Inc., 500 East Washington Street, Greenville, South Carolina 29601. The secretary has been instructed by the board to promptly forward all such communications to the addressees indicated thereon.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table summarizes the compensation paid to or earned by each of the named executive officers for the years ended December 31, 2015 and December 31, 2014:

				Option	All Other
Name and Position	Year	Salary	Bonus	Awards	Compensation		Total
Lawrence R. Miller(1)	2015	$179,655	$—	$—	$21,250	(3)(4)	$200,905
Interim Chief Executive Officer	2014	$177,000	$9,500	$6,750	$21,408	(3)(4)	$214,658
of the Company and President and Chief
Executive Officer of the Bank; Director
Gordon A. Baird(2)	2015	$325,000	$—	$—	$3,015	(4)	$328,015
Chief Executive Officer of the	2014	$360,000	$—	$162,653	$4,524	(4)	$527,177
Company
Martha L. Long	2015	$205,800	$—	$—	$7,266	(4)	$213,066
Chief Financial Officer of the	2014	$204,000	$9,500	$14,175	$8,189	(4)	$235,864
Company and the Bank
E. Fred Moore	2015	$131,000	$—	$—	$6,567	(4)	$137,567
Executive Vice President, Chief Credit	2014	$129,000	$9,500	$14,175	$5,688	(4)	$144,188
Officer of the Company and the Bank
____________________

(1)	Mr. Miller was appointed as the Company’s interim chief executive officer on October 4, 2015.
(2)	Mr. Baird served as the Company’s chief executive officer until September 25, 2015.
(3)	Includes 401(k) matching contributions, excess premiums for life insurance at two times salary and premiums for long-term and short-term disability insurance policies. All of these benefits are provided to all full-time Bank employees on a non-discriminatory basis.
(4)	Includes membership dues paid to country clubs, vehicle expenses, and premiums paid on additional life insurance.

Employment Agreements

Lawrence R. Miller

We entered into an employment agreement with Lawrence R. Miller on December 10, 2008, for an initial one-year term, annually renewing thereafter, pursuant to which he served as the president and the chief executive officer of the Company and the Bank. On December 31, 2012, the Company, the Bank and Mr. Miller entered into an amendment to his employment agreement solely to remove references to his position as the Company’s president and chief executive officer. On October 4, 2015, the Company’s board of directors appointed Mr. Miller as the Company’s interim chief executive officer, but his employment agreement was not amended to that effect. As of September 30, 2016, Mr. Miller receives an annual salary of $177,000, plus a portion of his yearly medical insurance premium. He is eligible to receive an annual increase in his salary as determined by the board of directors. He is eligible to receive an annual bonus of up to 50% of his annual salary if the Bank achieves certain performance levels to be determined from time to time by the board of directors. He is also eligible to participate in any management incentive program of the Bank or any long-term equity incentive program and is eligible for grants of stock options and other awards thereunder. As of the date hereof, Mr. Miller has been granted options to purchase a total of 92,885 shares of common stock. These options were granted in 2005, 2007, 2008 and 2013 under our 2005 Incentive Plan, with each grant vesting over a three-year period beginning on the date of grant. All options have a term of 10 years. Additionally, Mr. Miller participates in the Bank’s retirement, welfare, and other benefit programs and is entitled to a life insurance policy and an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.

Mr. Miller’s employment agreement also provides that during his employment and for a period of 12 months following termination, he may not (a) compete with the Company, the Bank, or any of its affiliates by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within a radius of 30 miles from the main office of the Company or any branch office of the Company, (b) solicit customers of the Bank with which he has had material contact for the purpose of providing financial services, or (c) solicit employees of the Bank for employment. If we terminate the employment agreement for Mr. Miller without cause, he will be entitled to severance in an amount equal to his then current monthly base salary multiplied by 12, excluding any bonus. If, following a change in control of the Company, Mr. Miller terminates his employment for good cause as that term is defined in the employment agreement, he will be entitled to severance compensation of his then current monthly salary multiplied by 24, plus accrued bonus, and all outstanding options and incentives will vest immediately, and for a period of two years, we would continue his medical, life, disability, and other benefits.

Martha L. Long

We entered into a change in control agreement with Martha L. Long on December 19, 2014, for an initial one-year term, which was renewed on December 19, 2015 and annually renewing thereafter unless the Company delivers a notice of termination at least thirty days prior to the beginning of the renewal period. Upon the termination of Ms. Long’s employment by (i) the Executive for Good Reason upon delivery of a Notice of Termination to the Employer, or (ii) the Employer other than for Cause, in each case simultaneously with or within one year after the occurrence of a Change in Control, the Employer shall pay the Ms. Long (or in the event of her death during the term of this Agreement, her estate) in cash within 60 days of the date of termination, severance compensation in an amount equal to her then current monthly base salary multiplied by twelve, plus any bonus earned through the date of termination but unpaid as of the date of termination. In addition, Ms. Long and her covered dependents may continue participation, in accordance with the terms of the applicable benefits plans, in the Employer’s group health plan pursuant to plan continuation rules under COBRA. If Ms. Long elects COBRA coverage for group health coverage, then for the first twelve months of COBRA coverage she will only be obligated to pay the portion of the full COBRA cost of the coverage equal to an active employee’s share of premiums for coverage for the respective plan year of coverage and the Company’s share of such premiums shall be treated as taxable income to her, and thereafter she will be required to pay the full COBRA cost of the coverage.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards that were outstanding to our named executive officers at December 31, 2015.

	Option Awards
	Number of Securities		Option	Option
	Underlying		Exercise	Expiration	Grant-date
	Unexercised Options		Price	Date	Fair Value
	Exercisable	Unexercisable	(per share)
Gordon A. Baird	375,000	—	$0.80	12/31/2022	$300,000
	1,125,000	—	$0.80	05/16/2023	$900,000
Martha L. Long	28,000	12,000	$0.80	07/16/2023	$32,000
	7,500	—	$1.59	02/05/2014	$11,925
Lawrence R. Miller	15,000	—	$10.00	07/26/2015	$61,650
	13,500	—	$10.00	04/11/2017	$57,375
	14,385	—	$10.50	01/23/2018	$57,396
	35,000	15,000	$0.80	07/16/2023	$40,000
E. Fred Moore	21,000	9,000	$0.80	07/16/2023	$24,000

With respect to the 1,125,000 options granted to Mr. Baird on May 16, 2013, 187,500 options were to vest every six months beginning on June 30, 2013, provided that certain regulatory restrictions at the Company were terminated. These restrictions were terminated in 2014. As of December 31, 2015 and 2014, 1,125,000 and 750,000, respectively, were vested. The 375,000 options granted to Mr. Baird on December 31, 2012 were immediately vested on the grant date.

Ten percent of the options granted to each of Ms. Long, Mr. Miller, and Mr. Moore on July 16, 2013 were to immediately vest on the grant date, with the remaining 90% subject to incremental vesting over a 3-year period (30% to vest annually on the first three anniversaries of the grant date) provided, in each case, that the Consent Order with the OCC had been removed. The Consent Order was removed on June 5, 2014. Since the lifting of the Consent Order, 70% of these options has now vested for each officer.

The options previously granted to Mr. Miller vested at a rate of 33% each year on the first three anniversaries of the date of grant.

In addition to the awards described in the table above, as an organizer, Lawrence R. Miller received a warrant to purchase one share of common stock at a purchase price of $10.00 per share for every share he purchased, up to a maximum of 25,000 warrants, in our initial public offering as compensation for the risks taken in forming the Bank, including his personal guarantees of the original line of credit. Mr. Miller purchased 12,500 shares in our initial public offering and so received, and continues to hold, 12,500 warrants. The warrants were exercisable until May 16, 2015 and were therefore deemed expired. These warrants were not granted as compensation for services as an executive officer and so were not deemed to be equity awards for the purpose of the Outstanding Equity Awards at Fiscal Year End table.

Director Compensation

In 2015, we paid Mr. Willumstad an annual retainer of $130,000 as the chairman of the board. Mr. Willumstad agreed to defer $40,000 as a result of the Company suspending further development of its digital banking, payments, and transaction services business. This deferral is included in the payables of the Company. No other directors received any form of compensation.

In conjunction with the opening of the Bank in 2005, each director in office at that time, as well as the Bank’s organizer, received a warrant to purchase one share of common stock at a purchase price of $10.00 per share for every share of our common stock purchased by that individual, up to a maximum of 25,000 shares. In total, we granted our initial directors and the Bank’s organizer warrants to purchase 312,500 shares of common stock exercisable until May 16, 2015. At December 31, 2015, no warrants remained outstanding as the warrants were not exercised by May 2015 and were deemed expired.

Equity Based Compensation Plan Information

The following table sets forth equity based compensation plan information at December 31, 2015:

Number of securities
	Number of securities		remaining available for
	to be issued	Weighted-average	future issuance under
	upon exercise of	exercise price of	equity compensation
	outstanding options,	outstanding options,	plans (c)
	warrants and rights	warrants and rights	(excluding securities
Plan Category	(a)	(b)	reflected in column(a))
Equity compensation plans approved by
security holders
2005 Incentive Plan(1)	2,323,505	$1.20	143,215
2013 Incentive Plan(2)	778,750	$1.11	2,542,720
Equity compensation plans not approved by
security holders	—	—	—
Total	3,102,255	$1.18	2,685,935
____________________

(1)	At our annual meeting of shareholders held on May 16, 2006, our shareholders approved the 2005 Incentive Plan. The 260,626 of shares of common stock initially available for issuance under the 2005 Incentive Plan automatically increased to 2,466,720 shares on December 31, 2012, such that the number of shares available for issuance continued to equal 12.5% of our total outstanding shares. In February 2013, the board of directors adopted Amendment No. 2 to the 2005 Incentive Plan to provide that the maximum number of shares that may be issued thereunder shall be 2,466,720 and to eliminate the evergreen provision.

(2)	At our annual meeting of shareholders held on May 15, 2013, our shareholders approved the 2013 Incentive Plan. The 2,466,720 shares of common stock initially available for issuance under the 2013 Incentive Plan automatically increased to 2,658,970 shares on August 1, 2013, such that the number of shares available for issuance (plus the 2,466,720 shares reserved for issuance under the 2005 Incentive Plan) continued to equal 20% of our total outstanding shares on an as-diluted basis.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth information known to the Company with respect to beneficial ownership of the Company’s common stock as of September 27, 2016 for (i) each current director of the Company and director nominee, (ii) each of the Company’s named executive officers, (iii) each holder of 5.0% or greater of the Company’s common stock, and (iv) all of the Company’s directors and executive officers as a group. Unless otherwise indicated, the mailing address for each beneficial owner is care of Independence Bancshares, Inc., 500 East Washington St., Greenville, South Carolina 29601.

			Shares of
		Options and	Common Stock
		Warrants for	Issuable Upon
		Common Shares	Conversion
		Exercisable	of Series A
	Common	within	Preferred
	Shares	60 Days of	Shares			Percentage of
	Beneficially	September 27,	Beneficially			Beneficial
Name	Owned(1)	2016	Owned(2)		Total	Ownership(3)
Directors of the Company
Russell Echlov	—	—	3,062,000	(5)	3,062,000	9.87%
H. Neel Hipp, Jr.	331,500	20,000	—		351,500	1.13%
Adam G. Hurwich	—	—	3,062,500	(7)	3,062,500	9.87%
Lawrence R. Miller	93,750	80,385	—		174,135	0.56%
Keith Stock	125,000 (8)	20,000	125,000	(9)	270,000	0.87%
Robert B. Willumstad	1,250,000	762,500	312,500		2,325,000	7.49%

Named Executive Officers (Non-Directors)
Martha L. Long	62,500	47,500	—		110,000	0.35%
E. Fred Moore	4,125		—		4,125	0.01%

Other Holders of 5% or Greater of the
Company’s Common Stock
Aequitas Capital Opportunities Fund, LP
5300 Meadows Road, Suite 400
Lake Oswego, OR 97035	—	—	3,062,500	(10)	3,062,500	9.87%
Huntington Partners, LLLP
10 S. Wacker Drive, Suite 2675
Chicago, IL 60606	1,875,000	—	—		1,875,000	6.04%
Iron Road Multi-Strategy Fund LP
115 S. LaSalle, 34th Floor
Chicago, IL 60603	—	—	312,500	(11)	312,500	1.01%
Mendon Capital Master Fund Ltd.
115 S. LaSalle, 34th Floor
Chicago, IL 60603	—	—	2,387,500	(12)	2,387,500	7.69%
Mendon Capital QP LP
115 S. LaSalle, 34th Floor
Chicago, IL 60603	—	—	362,500	(13)	362,500	1.17%
Ulysses Offshore Fund, Ltd.
c/o Ulysses Management LLC
One Rockefeller Plaza
New York, New York 10020	—	—	375,000	(14)	375,000	1.21%
Ulysses Partners, L.P.
c/o Ulysses Management LLC
One Rockefeller Plaza
New York, New York 10020	—	—	2,687,500	(14)	2,687,500	8.66%

			Shares of
		Options and	Common Stock
		Warrants for	Issuable Upon
		Common Shares	Conversion
		Exercisable	of Series A
	Common	within	Preferred
	Shares	60 Days of	Shares		Percentage of
	Beneficially	September 27,	Beneficially		Beneficial
Name	Owned(1)	2016	Owned(2)	Total	Ownership(3)
Steven D. Hovde
968 Williamsburg Park
Barrington, IL 60010	1,250,000	—	—	1,250,000	4.03%
Gordon A. Baird	1,072,250 (4)	1,500,000	—	2,572,250	7.91%
Alvin G. Hageman	1,390,250 (6)	37,500	156,250	1,584,000	9.48%
All directors and executive officers of the
Company as a group (8 persons)	1,862,750	930,385	6,250,000	9,043,135	30.14%
____________________

(1)	Includes shares for which the named person has sole voting and investment power, has shared voting and investment power with a spouse, or holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

(2)	Each share of Series A preferred stock is convertible, at the holder’s option, into 1,250 shares of our common stock. The Series A preferred stock is also automatically converted upon the satisfaction of certain conditions.

(3)	For each individual, this percentage is determined by assuming the named person converts all shares of Series A preferred stock which he or she beneficially owns and exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons convert any shares of Series A preferred stock or exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer converts all shares of Series A preferred stock which he or she beneficially owns and exercises all options and warrants which he or she has the right to acquire within 60 days, but that no other persons convert any shares of Series A preferred stock or exercise any options or warrants. The calculations are based on 20,502,760 shares of common stock outstanding on September 27, 2016.

(4)	Consists of 900,000 shares of common stock held by Baird Hageman & Co. Series 1, LLC and 172,250 shares of common stock individually owned by Gordon A. Baird. Mr. Baird and Alvin G. Hageman are the members of the board of managers of Baird Hageman & Co., LLC and therefore share voting and investment power over the shares. The foregoing is not an admission by Mr. Baird that he is the beneficial owner of the shares held by Baird Hageman & Co., LLC. The address of Baird Hageman & Co., LLC is c/o Baird Hageman & Co., LLC, 33 Christie Hill Road, Darien, CT 06820.

(5)	Consists of 1,910 shares of Series A preferred stock, which are convertible into 2,387,500 shares of common stock, held by Mendon Capital Master Fund Ltd. and 290 shares of Series A preferred stock, which are convertible into 362,500 shares of common stock, owned by Mendon Capital QP LP. Mr. Echlov is an assistant portfolio manager with RMB Capital Management, LLC, an affiliate of Mendon Capital Master Fund Ltd. and Mendon Capital QP LP. Accordingly, Mr. Echlov may be deemed to be the beneficial owner of shares of Series A preferred stock held by Mendon Capital Master Fund Ltd. and Mendon Capital QP LP.

(6)	Consists of 900,000 shares of common stock held by Baird Hageman & Co. Series 1, LLC and 490,250 shares of common stock individually owned by The Hageman 2013 Grantor Trust. Mr. Hageman and Gordon A. Baird are the members of the board of managers of Baird Hageman & Co., LLC and therefore share voting and investment power over the shares. The foregoing is not an admission by Mr. Hageman that he is the beneficial owner of the shares held by Baird Hageman & Co., LLC. The address of Baird Hageman & Co., LLC is c/o Baird Hageman & Co., LLC, 33 Christie Hill Road, Darien, CT 06820.

(7)	Consists of 300 shares of Series A preferred stock, which are convertible into 375,000 shares of common stock, held by Ulysses Offshore Fund, Ltd. and 2,150 shares of Series A preferred stock, which are convertible into 2,687,500 shares of common stock, owned by Ulysses Partners, L.P. Mr. Hurwich is a portfolio manager with Ulysses Management LLC, the investment manager of Ulysses Offshore Fund, Ltd. and Ulysses Partners, L.P. Accordingly, Mr. Hurwich may be deemed to be the beneficial owner of shares of Series A preferred stock held by Ulysses Offshore Fund, Ltd. and Ulysses Partners, L.P.

(8)	Consists of 125,000 shares of common stock held by First Financial Partners Fund II, LP. Mr. Stock serves as general partner for FFP Affiliates II, LP, which in turn serves as the general partner of First Financial Partners Fund II, LP. Its address is One Stamford Forum, 201 Tresser Blvd., Stamford, CT 06901.

(9)	Consists of 100 shares of Series A preferred stock, which are convertible into 125,000 shares of common stock, held by First Financial Partners Fund II, LP. As noted above, Mr. Stock serves as general partner for FFP Affiliates II, LP, which in turn serves as the general partner of First Financial Partners Fund II, LP.

(10)	The general partner of Aequitas Capital Opportunities Fund, LP, is Aequitas Capital Opportunities GP, LLC (“ACOF GP”), and its investment advisor is Aequitas Investment Management, LLC (“AIM”). Both ACOF GP and AIM are subsidiaries of Aequitas Capital Management, Inc. (“ACM”). Each of ACOF GP, AIM and ACM may be deemed to be beneficial owners of the 2,450 shares of Series A preferred stock, which are convertible into 3,062,500 shares of common stock, held directly by Aequitas Capital Opportunities Fund, LP. The principal address of each of the above entities is 5300 Meadows Road, Suite 400, Lake Oswego, Oregon 97035.

(11)	The general partner of Iron Road Multi-Strategy Fund LP is Iron Road Capital Partners LLC and its investment adviser is RMB Capital Management LLC (“RMB Capital Management”). Iron Road Capital Partners LLC is owned by RMB Capital Management. RMB Capital Management is wholly-owned by RMB Capital Holdings LLC (“RMB Holdings”). Each of the foregoing may be deemed to be beneficial owners of the 250 shares of Series A preferred stock, which are convertible into 312,500 shares of common stock, held directly by Iron Road Multi-Strategy Fund LP. The principal address of each of the above entities is 115 S. LaSalle, 34th Floor, Chicago, IL 60603.

(12)	Mendon Capital Master Fund Ltd. is owned by Mendon Capital LLC and Mendon Capital Ltd., and is managed by RMB Mendon Managers LLC and subadvised by RMB Capital Management. RMB Mendon Managers LLC is owned by Mendon Capital Advisers Corp. (“MCA”) and RMB Capital Management. RMB Capital Management is wholly-owned by RMB Capital Holdings LLC. Each of the foregoing may be deemed to be beneficial owners of the 1,910 shares of Series A preferred stock, which are convertible into 2,387,500 shares of common stock, held directly by Mendon Capital Master Fund Ltd. The principal address of each of the above entities is 115 S. LaSalle, 34th Floor, Chicago, IL 60603, except that MCA is located at 150 Allens Creek Road, Rochester, NY 14618.

(13)	Mendon Capital QP LP (“MCQP”) is owned by Mendon Capital QP Ltd., and is managed by RMB Mendon Managers LLC and subadvised by RMB Capital Management. RMB Mendon Managers LLC is owned by MCA and RMB Capital Management. RMB Capital Management is wholly-owned by RMB Capital Holdings LLC. Each of the foregoing may be deemed to be beneficial owners of the 290 shares of Series A preferred stock, which are convertible into 362,500 shares of common stock, held directly by MCQP. The principal address of each of the above entities is 115 S. LaSalle, 34th Floor, Chicago, IL 60603, except that MCA is located at 150 Allens Creek Road, Rochester, NY 14618.

(14)	Ulysses Management LLC, a Delaware limited liability company (“Ulysses Management”), in its capacity as investment manager, may be deemed to share voting and investment power over the shares beneficially owned by Ulysses Partners, L.P., a Delaware limited partnership (“Ulysses Partners”) and Ulysses Offshore Fund, Ltd., an exempted company incorporated and existing under the laws of the Cayman Islands (“Ulysses Offshore,” and collectively with Ulysses Partners, the “Ulysses Purchasers”). Joshua Nash LLC, a Delaware limited liability company (“Nash LLC”), as the managing general partner of Ulysses Partners, may be deemed to share voting and investment power over the shares beneficially owned by Ulysses Partners; and Joshua Nash, who is a United States citizen (“Mr. Nash”), as an executive of Ulysses Management, the sole member of Nash LLC and the President of Ulysses Offshore, may be deemed to share voting and investment power over the shares beneficially owned by each of Ulysses Management, Ulysses Partners and Ulysses Offshore. The address of each Ulysses Management affiliate is c/o Ulysses Management LLC, One Rockefeller Plaza, New York, New York 10020.

AUDIT FEES

Elliott Davis Decosimo, LLC was our auditor during the fiscal year ended December 31, 2015. The following table shows the fees that we paid for services performed in fiscal years ended December 31, 2015 and 2014:

	Years Ended December 31,
	2015	2014
Audit Fees	$90,140	$101,600
Audit-Related Fees	21,400	18,360
Tax Fees	11,330	14,090
All Other Fees	—	—
Total	$122,870	$134,050

Audit Fees

This category includes the aggregate fees billed for professional services rendered by the independent auditors during the Company’s 2015 and 2014 fiscal years for the audit of the Company’s consolidated annual financial statements and quarterly reports on Form 10-Q.

Audit-Related Fees

This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, during the fiscal years ended December 31, 2015 and 2014. These services principally include the assistance for various filings with the SEC and consultations regarding accounting and disclosure matters.

Tax Fees

This category includes the aggregate fees billed for tax services rendered in the preparation of federal and state income tax returns for the Company and its subsidiaries and consultations regarding tax and disclosure matters.

Oversight of Accountants; Pre-Approval of Accounting Fees

Under the provisions of its charter, the audit committee is responsible for the retention, compensation, and oversight of the work of the independent auditors. The charter provides that the audit committee must pre-approve the fees paid for the audit. The audit committee may delegate approval of non-audit services and fees to one or more designated audit committee members. The designated committee member is required to report such pre-approval decisions to the full audit committee at the next scheduled meeting. The policy specifically prohibits certain non-audit services that are prohibited by securities laws from being provided by an independent auditor. All of the accounting services and fees reflected in the table above were reviewed and approved by the audit committee, and none of the services were performed by individuals who were not employees of the independent auditor.

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2017 annual meeting of shareholders, they must deliver a written copy of their proposal to our principal executive offices no later than May 26, 2017. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must be delivered to the secretary of the Company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

FORWARD LOOKING STATEMENTS

Statements contained in this proxy statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undue reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in our other current and subsequent filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, NE, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room and their copy charges.

Important Notice of Internet Availability. The proxy statement and 2015 Annual Report on Form 10-K are available to the public for viewing on the internet at http://www.edocumentview.com/IEBS.

PROXY SOLICITED FOR THE ANNUAL MEETING OF SHAREHOLDERS
OF INDEPENDENCE BANCSHARES, INC.
TO BE HELD ON NOVEMBER 16, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Robert B. Willumstad and H. Neel Hipp, Jr., and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Independence Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at the office of our corporate counsel, Nelson Mullins Riley & Scarborough LLP, 104 South Main Street, Suite 900, Greenville, South Carolina, on November 16, 2016 at 9:00 a.m. local time, and at any postponement or adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” Proposals 1 and 2. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof. The undersigned also hereby ratifies all that the attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be vested whether or not the shareholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

1.	PROPOSAL ONE to elect six nominees to serve on our board of directors.

Russell Echlov	Adam G. Hurwich	Keith Stock
H. Neel Hipp, Jr.	Lawrence R. Miller	Robert B. Willumstad

☐	FOR all nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) in the space provided below.)

2.	PROPOSAL TWO to approve the compensation of our named executive officers (this is a non-binding advisory vote) (“say-on-pay”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL THREE to ratify the appointment of Elliott Davis Decosimo, LLC as our independent registered public accounting firm for the year ended December 31, 2016.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	At their discretion upon such other matters as may properly come before the meeting.

Dated:	, 2016	Dated:	, 2016

Signature of Shareholder(s)		Signature of Shareholder(s)

Please print name clearly		Please print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

PROXY SOLICITED FOR THE ANNUAL MEETING OF SHAREHOLDERS
OF INDEPENDENCE BANCSHARES, INC.
TO BE HELD ON NOVEMBER 16, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Robert B. Willumstad and H. Neel Hipp, Jr., and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of convertible preferred stock, Series A of Independence Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at Nelson Mullins Riley & Scarborough LLP, 104 South Main Street, Greenville, South Carolina, on November 16, 2016 at 9:00 a.m. local time, and at any postponement or adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” Proposals 1 and 2. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof. The undersigned also hereby ratifies all that the attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be vested whether or not the shareholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

1.	PROPOSAL ONE to elect six nominees to serve on our board of directors.

Russell Echlov	Adam G. Hurwich	Keith Stock
H. Neel Hipp, Jr.	Lawrence R. Miller	Robert B. Willumstad

☐	FOR all nominees listed (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) in the space provided below.)

2.	PROPOSAL TWO to approve the compensation of our named executive officers (this is a non-binding advisory vote) (“say-on-pay”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL THREE to ratify the appointment of Elliott Davis Decosimo, LLC as our independent registered public accounting firm for the year ended December 31, 2016.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	At their discretion upon such other matters as may properly come before the meeting.

Dated:	, 2016	Dated:	, 2016

Signature of Shareholder(s)		Signature of Shareholder(s)

Please print name clearly		Please print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.